Exhibit D-6A


             [Letterhead of LeBoeuf, Lamb, Greene & MacRae, L.L.P.]


                                        July 20, 1998


VIA HAND DELIVERY

David P. Boergers
Acting Secretary
Federal Energy Regulatory Commission
888 First Street, N.E.
Washington, DC  20426

     Re:  Central Maine Power Company
          Docket No. EC98-36-000

Dear Secretary Boergers:

     On April 3, 1998, Central Maine Power Company ("Central Maine") filed an applpication requesting that the Commission approve its corporate reorganization to form a holding company structure. On July 16, 1998, the Commission issued an Order Conditionally Authorizing Proposed Corporate Reorganization (the "Order"). In the Order, the Commission conditioned its approval of Central Maine's proposed holding company formation on Central Maine's agreeing to abide by the Commission's policies with respect to intra-corporate transactions, if the Securities and Exchange Commission were to determine that the holding company is a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). In paragraph (E) of the Commission's orders, the Commission required Central Maine to inform it with 15 days whether the condition is acceptable.

     Central Maine accepts the Commission's condition. Central Maine continues to expect that the holding company (to be named "CMP Group, Inc.") will be an exempt holding company under the 1935 Act. However, if CMP Group, Inc., becomes a registered holding company under the 1935 Act, Central Maine hereby agrees to abide by the Commission's policies with respect to intra- corporate transactions.

     The Commission also required that Central Maine submit its accounting for the creation of the holding company within six months of the completion of the reorganization. Central Maine acknowledges this requirement and will submit such accounting within six months of the creation of the holding company.

     Please direct any questions regarding the above to the undersigned.

                                        Respectfully submitted,


                                        /s/ H. Liza Moses
                                        H. Liza Moses
                                        LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                        Tel: (212) 424-8224
                                        Fax: (212) 424-8500

                                        Attorney for Central Maine Power Company